Exhibit 99.1

News Release

Contact:
Larry Vale
Keane Investor Relations
617.241.9200 x1290

Tim Hurley
Porter Novelli
617.897.8237

Keane Reports Third Quarter 2005 Financial Results

BOSTON, Mass., Oct. 19, 2005 -- Keane, Inc. (NYSE: KEA), a leading business process and information technology (IT) services firm, today announced its results for the Third Quarter ended September 30, 2005.

Keane’s revenues for the Third Quarter of 2005 were $239.6 million, consistent with the Company’s previous guidance and an increase of 2.0 percent from revenues of $234.8 million in the Third Quarter of 2004.  Net income for the Third Quarter of 2005 was $8.9 million, representing an increase of 10.4 percent compared to net income of $8.1 million in the Third Quarter of 2004.  Diluted earnings per share (EPS) for the Third Quarter of 2005 was $.14 compared to EPS of $.12 for the same period last year. Net income and EPS for the Third Quarter of 2005 included a $2.8 million or $.04 non-recurring tax benefit resulting from the reduction of tax reserves due to the expiration of certain statutes.

Revenues for the nine months ended September 30, 2005 were $709.6 million, an increase of 4.0 percent compared to revenues of $682.4 million during the same period in 2004.  Net income for the first nine months of 2005 was $23.2 million, an increase of 7.2 percent compared to net income of $21.6 million during the same period in 2004.  EPS for the first nine months of 2005 was $.36 compared to $.32 for the first nine months of 2004. Net income and EPS for the nine months ended September 30, 2005 included a $2.8 million or $.04 non-recurring tax benefit referred to above.

Keane’s management believes that cash performance is the primary driver of long-term per share value.  As such, we view diluted cash earnings per share (CEPS(1)) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance.  CEPS was $.19 in the Third Quarter of 2005 compared to CEPS of $.16 for the same period last year.  CEPS for the nine months ended September 30, 2005 was $.48 compared to CEPS of $.43 for the same period last year.  CEPS for the Third Quarter of 2005 and nine months ended September 30, 2005 included $.06 impact from the non-recurring tax benefit referred to above.

(1) CEPS excludes amortization of intangible assets and stock-based compensation.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. See reconciliation of EPS to CEPS in the accompanying financial data schedules.

Third Quarter 2005 Highlights:

•                  Achieved bookings of $600.4 million, which includes the previously announced Transport Ticketing Authority (TTA) contract with the State Government of Victoria, Australia, compared to bookings of $205.2 million in the Third Quarter of 2004.

•                  Awarded new business with both new and existing clients including BlueCross BlueShield of South Carolina; Commonwealth of Kentucky; Countrywide Financial Corporation; Liberty Mutual Insurance Group; National Weather Service; North Carolina Department of Transportation; Schneider Electric; the State Government of Victoria, Australia; and United States Department of Justice.

•                  Hired Richard Garnick as president of North American Services.  Garnick, who will supervise Keane’s sales strategy and delivery execution for the Company’s North American operations, was most recently Chief Executive-Americas & Enterprise Application Service (EAS) for Wipro.

•                  Closed a five-year, $200 million senior unsecured revolving credit facility with a banking syndicate led by Bank of America, N.A.  The proceeds of the loan are expected to be used for general corporate purposes, including acquisitions; share repurchases; deepening the Company’s sector-specific knowledge in key vertical markets; geographic expansion into new target markets and low-cost labor countries; employee education; and the development of innovative business solutions that help clients achieve world-class performance through business and IT transformation.

•                  Repurchased 2.1 million shares of common stock for $24.8 million pursuant to the June 14, 2005 authorization by Keane’s Board of Directors.

•                  Grew Business Process Services (BPS) revenues by approximately 15 percent sequentially as compared to the Second Quarter of 2005.

“Our Third Quarter performance reflects our continuing focus on generating solid results while we enhance Keane’s services portfolio, capabilities, and infrastructure to capitalize on globalization and changes in the IT services marketplace,” said Brian Keane, president and CEO of Keane.  “Keane is continuing to implement its strategy of developing highly targeted industry-specific solutions and delivering them through our proven global network of highly skilled professionals and vertical practices.  The addition of Richard Garnick to our senior leadership team underscores our commitment to accelerate the adoption of this strategy and to drive revenue and earnings growth.”

“Keane’s cash position and cash flow, together with our new credit facility, provides us with the strategic flexibility to continue to invest in repositioning the company for organic growth as well as M&A and share repurchase,” said John Leahy, senior vice president and CFO.  “We’re continuing to work through the mobilization phase of the TTA engagement and finalizing the contracting and accounting for this deal.  As a result, we have not recorded any revenue and have deferred direct costs related to this contract in the Third Quarter and we are excluding any impact from our guidance.”

Business Outlook:

Keane estimates revenues for the Fourth Quarter of 2005 to be in the range of $235 million to $245 million, EPS to be in the range of $.08 to $.10, and CEPS to be in the range of $.12 to $.14.  These estimates exclude the impact of the TTA contract with the State Government of Victoria, Australia.

Conference Call:

Keane will host a conference call today at 8:30 a.m. (EDT) to discuss these results. Interested parties may access the call via the Internet at www.keane.com/investors/earnings.html or may dial 800.438.7212 (706.643.3476 from outside North America) and ask for the Keane call referencing reservation number 9876244.  A replay of the call will be available beginning at approximately 10:30 a.m. on October 19h through 5:00 p.m. on October 28th.  The replay may be accessed via the Internet at www.keane.com/investors or by dialing 800.642.1687 (706.645.9291 from outside North America) referencing reservation number 9876244.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm.  Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit.  As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic Application and Business Process Service offerings, including Application Portfolio Management, Application Outsourcing, Application Development and Integration, Strategic Staffing, and Testing, as well as Business Process Strategy, Business Process Improvement and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane, based in Boston, Mass., delivers its services through an integrated network of regional offices in the United States, Australia, Canada, India, and the United Kingdom, and via SEI CMMI Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, unfavorable government audits, unanticipated disruptions to Keane’s business, the performance of Keane’s contract related to the Victoria Transport Ticketing Authority, as well as contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, which important factors are incorporated herein by this reference.  Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

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Keane, Inc.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(In thousands except per share amounts)		(In thousands except per share amounts)
Revenues	$239,563	$234,827	$709,585	$682,363
Operating expenses
Salaries, wages, and other direct costs	171,016	166,216	499,670	477,916
Selling, general, and administrative expenses	54,495	51,029	164,971	156,911
Amortization of intangible assets	3,780	4,137	11,710	12,085
Operating income	10,272	13,445	33,234	35,451

Other income (expense)
Interest and dividend income	1,121	920	3,354	2,850
Interest expense	(1,403)	(1,414)	(4,225)	(4,252)
Other income (expense), net	(367)	(172)	(557)	119
Minority interest	158	546	1,031	1,816
Income before income taxes	9,781	13,325	32,837	35,984
Provision for income taxes	895	5,274	9,633	14,338
Net income	$8,886	$8,051	$23,204	$21,646

Basic earnings per share	$0.15	$0.13	$0.38	$0.34

Diluted earnings per share	$0.14	$0.12	$0.36	$0.32

Basic weighted average common shares outstanding	59,897	61,868	61,265	62,793
Diluted weighted average common shares and common share equivalents outstanding	68,638	70,970	70,074	71,995

Reconciliation of GAAP Diluted EPS to CEPS (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net Income	$8,886	$8,051	$23,204	$21,646
Add (Subtract):
Interest expense related to convertible debentures	970	970	2,911	2,910
Related tax effect	(89)	(384)	(854)	(1,160)
Net income for Diluted EPS	$9,767	$8,637	$25,261	$23,396
Amortization of intangible assets and stock-based compensation	3,923	4,276	12,133	12,600
Related tax effect	(359)	(1,692)	(3,560)	(5,020)
Adjusted net income for CEPS	$13,331	$11,221	$33,834	$30,976
Diluted CEPS	$0.19	$0.16	$0.48	$0.43

(1)         Keane management believes that cash performance is the primary driver of long-term per share value.  As such, we view diluted cash earnings per share (CEPS) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance.  CEPS excludes amortization of intangible assets and stock-based compensation. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of September 30,	As of December 31,
	2005	2004
	(In thousands)
Assets
Current:
Cash and cash equivalents	$43,497	$67,488
Restricted cash	1,859	986
Marketable securities	106,928	130,678
Accounts receivable, net	157,231	126,467
Prepaid expenses and deferred taxes	30,755	16,515
Total current assets	340,270	342,134

Property and equipment, net	75,748	76,761
Goodwill	310,205	305,965
Customer lists, net	44,054	53,040
Other intangible assets, net	7,120	9,904
Other assets, net	16,621	16,390
Total assets	$794,018	$804,194

Liabilities
Current:
Short-term debt	$36	$892
Accounts payable	8,138	9,511
Accrued restructuring	2,976	3,513
Unearned income	6,992	6,837
Accrued compensation	33,056	39,763
Accrued expenses and other current liabilities	50,323	39,269
Total current liabilities	101,521	99,785

Long-term debt	150,076	150,017
Accrued long-term building costs	39,143	39,545
Accrued long-term restructuring	3,119	5,164
Other long-term liabilities	15,477	16,030
Deferred income taxes	33,305	25,924
Total liabilities	342,641	336,465

Minority interest	4,995	6,026

Equity
Stockholders’ equity	446,382	461,703
Total liabilities and stockholders’ equity	$794,018	$804,194

Keane, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2005	2004
	(In thousands)
Cash flows from operating activities:
Net income	$23,204	$21,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,260	21,262
Changes in operating assets and liabilities, net of acquisitions and other, net	(37,491)	(8,125)
Net cash provided by operating activities	6,973	34,783

Cash flows from investing activities:
Sales and maturities of investments, net of purchases	22,809	23,643
Purchase of property and equipment	(10,721)	(8,937)
Payments for current year and prior year acquisitions, net of cash acquired	(4,397)	(21,396)
Other, net	795	54
Net cash provided by (used for) investing activities	8,486	(6,636)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,374	5,456
Debt issuance costs	(1,279)	(42)
Repurchase of common stock	(42,113)	(30,096)
Other, net	(215)	(430)
Net cash used for financing activities	(39,233)	(25,112)
Effect of exchange rate changes on cash	(217)	(67)
Net (decrease) increase in cash and cash equivalents	(23,991)	2,968
Cash and cash equivalents at beginning of period	67,488	56,736
Cash and cash equivalents at end of period	$43,497	$59,704

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Increase (Decrease)				Increase (Decrease)
	2005	2004	$	%	2005	2004	$	%
	(Dollars in thousands)				(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$8,886	$8,051	$835	10.4%	$23,204	$21,646	$1,558	7.2%
Add (Subtract):
Provision for income taxes	895	5,274	(4,379)	-83.0%	9,633	14,338	(4,705)	-32.8%
Amortization of intangible assets and stock-based compensation	3,923	4,276	(353)	-8.3%	12,133	12,600	(467)	-3.7%
Depreciation	3,280	3,178	102	3.2%	9,550	9,177	373	4.1%
Interest and dividend income	(1,121)	(920)	(201)	21.8%	(3,354)	(2,850)	(504)	17.7%
Interest expense	1,403	1,414	(11)	-0.8%	4,225	4,252	(27)	-0.6%
EBITDA	$17,266	$21,273	$(4,007)	-18.8%	$55,391	$59,163	$(3,772)	-6.4%

Service Line Revenues
Outsourcing	$126,620	$123,819	$2,801	2.3%	$375,062	$345,587	$29,475	8.5%
Development & Integration	41,884	45,710	(3,826)	-8.4%	126,067	132,389	(6,322)	-4.8%
Other IT Services	71,059	65,298	5,761	8.8%	208,456	204,387	4,069	2.0%
Total	$239,563	$234,827	$4,736	2.0%	$709,585	$682,363	$27,222	4.0%

Service Line Bookings (2)
Outsourcing	$339,573	$59,469	$280,104	471.0%	$590,138	$476,865	$113,273	23.8%
Development & Integration	154,976	30,139	124,837	414.2%	238,466	110,641	127,825	115.5%
Other IT Services	105,859	115,564	(9,705)	-8.4%	299,091	309,619	(10,528)	-3.4%
Total	$600,408	$205,172	$395,236	192.6%	$1,127,695	$897,125	$230,570	25.7%

Gross Margin
Revenues	$239,563	$234,827	$4,736	2.0%	$709,585	$682,363	$27,222	4.0%
Salaries, wages, and other direct costs	(171,016)	$(166,216)	(4,800)	2.9%	(499,670)	$(477,916)	(21,754)	4.6%
Gross Margin	$68,547	$68,611	$(64)	-0.1%	$209,915	$204,447	$5,468	2.7%
Gross Margin%	28.6%	29.2%			29.6%	30.0%

Days Sales Outstanding (DSO) (3)	56	53	3	5.7%

(1)          EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets and stock-based compensation.  EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that Keane’s management believes is an important indicator of Keane’s liquidity.  Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)          Bookings represent the engagement value of contracts signed in the current reporting period.

(3)          DSO is calculated using trailing three months total revenues divided by the number of days in the period to determine daily revenues.  The average accounts receivable balance for the three-month period is then divided by daily revenues.